UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/29/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 29, 2011, the Company entered into Subscription Agreements with certain "accredited investors" (each, an "Investor" and collectively, the "Investors"), as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), for the purchase and sale of 10% convertible promissory notes (the "Convertible Notes"). The Company received gross proceeds of approximately $1.95 million, which will be used for general working capital purposes and repayment of debt.   As additional consideration, the Investors received warrants to purchase up to 550,703 shares of the Company's common stock (the "Investor Warrants").   The foregoing description of the Subscription Agreements is qualified by reference to the complete terms of such Subscription Agreements, the form of which is filed herewith as Exhibit 10.1.

The holders of the Convertible Notes have the right at any time and from time to time to convert all or part of the outstanding principal amount into shares of the Company's common stock at a conversion price of $2.124 per share. The Convertible Notes mature on the earlier of (i) the first anniversary of the closing date and (ii) the date the Company issues any securities in an offering registered under the Securities Act with the United States Securities and Exchange Commission (the "Maturity Date"); provided, however, in the event that the net proceeds received by the Company from such registered offering are insufficient to repay the sum of (A) all of the principal and interest due to the Company's senior secured lender (the "Senior Lender Obligations") and (B) the amount owed under the Convertible Notes due to the fact that the Company did not have a sufficient number of shares of common stock available for issuance in such registered offering, then the Company shall use its best efforts to obtain stockholder approval for an increase of its authorized shares of common stock and the Maturity Date shall be the earlier of (i) one year following the date of issuance of the Convertible Notes and (ii) ninety days following the closing of the registered offering. The Convertible Notes provide that the holders are guaranteed to receive at least six months of interest regardless of the Maturity Date or the Company's prepayment of the Notes. The Convertible Notes are subordinated in all respects to the Senior Lender Obligations and are unsecured obligations of the Company. However, in the event the Company fails to pay any obligations outstanding under the Convertible Notes on the Maturity Date, or if prior to the Maturity Date the Senior Lender Obligations have been repaid in full and any portion of the Convertible Notes remain outstanding, the Company will grant the holders of the Convertible Notes a security interest on substantially all of the Company's assets and pledge the Company's ownership interests in its subsidiaries to secure such outstanding obligations. Any such security interest and pledge will be junior to any Senior Lender Obligations that remain outstanding at such time. The Convertible Notes provide for the following events of default: (i) termination of existence of the Company; (ii) appointment of a receiver who is not dismissed within 30 days; (iii) the filing against the Company of a petition under the U. S. Bankruptcy Code or similar law that is not dismissed within 60 days; (iv) the commencement of a voluntary proceeding under the U. S. Bankruptcy Code or similar law; (v) the failure to pay interest on the Convertible Notes within three (3) business days of when due; or (vi) the assignment by the Company for the benefit of creditors. The foregoing description of the Convertible Notes is qualified by reference to the complete terms of such Convertible Notes, the form of which is filed herewith as Exhibit 10.2.

The exercise price for the Investor Warrants is $2.60 per share. The Investor Warrants are not exercisable for six months and permit cashless exercise unless the resale of the shares underlying the Investor Warrants has been registered under the Securities Act, in which case, they must be exercised for cash. In the event that the Company at any time prior to the first anniversary date of the issuance of the Investor Warrant issues any shares of its common stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangable for shares of the Company's common stock at a price per share that is less than the exercise price for the Investor Warrants then in effect, the exercise price for the Investor Warrant will be adjusted to that lower price. The foregoing description of the Investor Warrants is qualified by reference to the complete terms of such Investor Warrants, the form of which is filed herewith as Exhibit 10.3.

The Company and Investors also entered into a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement within 30 calendar days of the final closing (the "Required Filing Date") to register the resale of the shares of common stock issuable upon conversion of the Convertible Notes and exercise of the Investor Warrants. The Company also agreed to use its best efforts to cause the registration statement to be declared effective within 60 days of the Required Filing Date (the "Required Effective Date"). In the event the Company fails to file the registration statement by the Required Filing Date, then the Company agreed to pay the Investors as compensation for such delay an amount equal to 1.5% of the gross proceeds received from the sale of the Convertible Notes. If the registration statement is not declared effective by the Required Effective Date, then the Company agreed to pay the Investors as compensation for such delay an amount equal to 1.5% of the gross proceeds for each 30-day period or portion thereof until the registration statement is declared effective; provided, however, the maximum aggregate amount that the Company will be obligated to pay the Investors under the Registration Rights Agreement cannot, under any circumstances, exceed 12% of the gross proceeds from the sale of the Convertible Notes. The foregoing description of the Registration Rights Agreement is qualified by reference to the complete terms of such agreement, the form of which is included herewith as Exhibit 10.4.

The Company paid its placement agent a cash fee of $233,955 for its services as placement agent in the offering.

The Convertible Notes, Investor Warrants, and shares of common stock issuable upon conversion of the Convertible Notes and exercise of the Investor Warrants (collectively, the "Securities") have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or any applicable state securities laws.

As a result of the transaction described above, the anti-dilution provision contained in warrants issued by the Company on October 27, 2006 (the "October 2006 Warrants") was triggered. The exercise price for the October 2006 Warrants was reset from $2.92 to $2.124 and the number of shares subject to the October 2006 Warrants was increased from 968,992 to 1,332,135.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures made under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures made under Item 1.01 are incorporated in this Item 3.02 by reference. The Convertible Notes and Warrants were issued to "accredited investors," as such term is defined in Rule 501(a) of Regulation D of the Securities Act, in transactions exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act and similar exemptions under applicable state securities laws. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising. The Investors represented that they are accredited investors and that they acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01.    Financial Statements and Exhibits

10.1 Form of Subscription Agreement
10.2 Form of Convertible Note
10.3 Form of Investor Warrant
10.4 Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: October 05, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Subscription Agreement
EX-10.2	Form of Convertible Note
EX-10.3	Form of Investor Warrant
EX-10.4	Form of Registration Rights Agreement